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                                                                     EXHIBIT 23

                      Consent of Independent Accountants

  We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 2-78465, 2-81026, 2-82260, 2-85387, 2-86457,
2-92391, 2-94757, 33-365, 33-2387, 33-5544, 33-17169, 33-24058, 33-30610 and
33-62551), on Form S-4 (File No. 333-44933) and on Form S-8 (File Nos. 2-87779, 33-10465, 33-17243, 33-42427, 33-50768, 33-57491, 33-57495, 33-16461,
and 333-01639, and 333-75797) of Dynatech Corporation of our reports dated April 26, 1999 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 14, 1999
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       Report of Independent Accountants on Financial Statement Schedule

To the Board of Directors and
Shareholders of Dynatech Corporation:

  Our audits of the consolidated financial statements referred to in our report dated April 26, 1999 included in this Annual Report on Form 10-K also included an audit of the financial statement schedule, Valuation and Qualifying Accounts, for each of the three fiscal years in the period ended March 31, 1999, which is also included in this Form 10-K. In our opinion, this financial statement schedule presents fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements.

                                          /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
April 26, 1999